Exhibit 32

In connection with the quarterly report of Synergy Resources Corporation, (the "Company") on Form 10-Q for the quarter ended May 31, 2015 as filed with the Securities Exchange Commission on the date hereof (the "Report") Ed Holloway and William Scaff, Jr., the Co-Chief Executive Officers of the Company, and Frank L. Jennings, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: July 10, 2015	By:	/s/ Ed Holloway
Ed Holloway, Co-Chief Executive Officer (Principal Executive Officer)

Date: July 10, 2015	By:	/s/ William Scaff, Jr.
William Scaff, Jr., Co-Chief Executive Officer (Principal Executive Officer)

Date: July 10, 2015	By:	/s/ Frank L. Jennings
Frank L. Jennings, Chief Financial Officer (Principal Financial Officer)